April 15, 2011

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 15, 2011, with respect to the consolidated financial statements for the fiscal year ended December 31, 2010 to be included in the filing of the 2010 Form 10-K of COPsync, Inc.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates